Exhibit 99.1


Footnote 1:

New Mountain Vantage Advisers, L.L.C. may be deemed to beneficially own (pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder) an aggregate of 5,622,692 Common Units of Limited Partner Interests ("Common Units") that are owned by New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage HoldCo Ltd. New Mountain Vantage GP, L.L.C. disclaims beneficial ownership of the Common Units beneficially owned by New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage HoldCo Ltd. to the extent that partnership interests or limited liability company interests in New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage HoldCo Ltd. are held by persons other than New Mountain Vantage GP, L.L.C.

New Mountain Vantage GP, L.L.C. may be deemed to beneficially own (pursuant to Section 13(d) of the Exchange Act and the rules thereunder) an aggregate of 3,108,000 Common Units that are owned by New Mountain Vantage, L.P., New Mountain Vantage (California), L.P. and New Mountain Vantage (Texas), L.P. New Mountain Vantage GP, L.L.C. disclaims beneficial ownership of the Common Units beneficially owned by New Mountain Vantage, L.P., New Mountain Vantage (California), L.P. and New Mountain Vantage (Texas), L.P. to the extent that partnership interests or limited liability company interests in New Mountain Vantage, L.P., New Mountain Vantage (California), L.P. and New Mountain Vantage (Texas), L.P. are held by persons other than New Mountain Vantage GP, L.L.C.

New Mountain Vantage, L.P. owns 1,052,900 Common Units, New Mountain Vantage (California), L.P. owns 1,071,400 Common Units and New Mountain Vantage (Texas), L.P. owns 983,700 Common Units.

New Mountain Vantage (Cayman) Ltd. may be deemed to beneficially own (pursuant to Section 13(d) of the Exchange Act and the rules thereunder) 2,514,692 Common Units that are owned by New Mountain Vantage HoldCo Ltd.

New Mountain Vantage HoldCo Ltd. owns 2,514,692 Common Units.

Mr. Klinsky may be deemed to beneficially own (pursuant to Section 13(d) of the Exchange Act and the rules thereunder) an aggregate of 5,622,692 Common Units that are owned by New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage (Cayman) Ltd. Mr. Klinsky disclaims beneficial ownership of Common Units beneficially owned by New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage (Cayman) Ltd., to the extent that partnership interests or limited liability company interests in New Mountain Vantage, L.P., New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage (Cayman) Ltd. are held by persons other than Mr. Klinsky.